Exhibit 5.1

55 Hudson Yards | New York, NY 10001-2163

T: 212.530.5000

milbank.com

November 15, 2022

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, TX 77079

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”). The Registration Statement registers the resale of up to: (i) 2,978,724 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) issuable either upon conversion of the Company’s outstanding 4.25% Convertible Senior Notes due 2026 (the “Convertible Notes,” and such shares, the “Conversion Shares”) or under certain circumstances, upon the exercise of warrants to purchase shares of Common Stock for $0.01 per share, (the “Warrants,” and such shares, the “Warrant Shares”) and (ii) 2,978,724 Warrants (together with the Conversion Shares and the Warrant Shares, the “Securities”) that the Company may issue to the selling security holders upon the conversion of the Convertible Notes or upon the exercise of the Warrants, as applicable, in one or more private placement transactions.

We are acting as counsel for the Company in connection with the registration of the Securities. We have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Third Amended and Restated Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws, the Registration Statement, the registration rights agreement dated October 5, 2022 by and among the Company and the parties thereto (the “Registration Rights Agreement”), the exchange agreement dated October 5, 2022 by and among the Company and the parties thereto (the “Convertible Notes Exchange Agreement”) and the form of warrant attached to the Convertible Notes Exchange Agreement (the “Warrants”). We have also examined such other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) if required by applicable law or other regulations, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any such prospectus supplement will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, if required by applicable law or regulations, and (v) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

(1) Conversion Shares. The Conversion Shares have been duly and validly authorized, and when issued and delivered in accordance with the provisions of the Convertible Notes upon conversion thereof and the Convertible Notes Exchange Agreement, will be validly issued, fully paid and non-assessable.

(2) Warrants. The Warrants have been duly and validly authorized, and when executed, issued and delivered in accordance with the provisions of the Convertible Notes upon conversion thereof and the Convertible Notes Exchange Agreement, will constitute valid and legally binding obligations of the Company.

(3) Warrant Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued and delivered in accordance with the provisions of the Warrants and upon receipt by the Company of the exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming, and remaining, effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL, the laws of the State of New York and the federal laws of the United States of America.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Milbank LLP

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